SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2001



                               Direct Insite Corp
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



             Delaware                0-20660                 11-2895590
    (State or other Jurisdiction   Commission               I.R.S. Employer
          of Incorporation)        File Number             Identification No.


           80 Orville Drive                                     11716
(Address of Principal Executive Officer)                       Zip Code


        Registrant's telephone number, including area code: 631-244-1500



             -------------------------------------------------------
           Former name or former address, if changed since last report

Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

     (a)(1) (i) The Registrant's auditors through the February 2, 2001, were Hays & Company, of New York. By mutual agreement, the Registrant and Hays & Company terminated their professional relationship in February, 2001.

     (ii) The reports of Hays & Company on the Registrant's financial statements for each of the two fiscal years ended December 31, 1998, and December 31, 1999, did not contain an adverse opinion nor were such opinions qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Registrant.

     (iv) There were no disagreements between the Registrant and Hays & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure which would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     (a) (2) In February 2001, the Registrant engaged Marcum & Kliegman LLP to act as its independent accountant. Marcum & Kliegman LLP will audit the Company's financial statements for the fiscal year ended December 31, 2000. The Company has not had any discussions nor received any written opinion or oral advice from Marcum & Kliegman LLP during the two most recent fiscal years and any subsequent interim period with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or as to the type of audit opinion that might be rendered on the registrant's financial statements.

     (b) Not applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

                (c)     Exhibits.
                        --------

                16      Letter from Hays & Company dated February 7, 2001

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                           DIRECT INSITE CORP

                                           By:/s/ George Aronson
                                              -----------------------
                                                  George Aronson
                                              Chief Financial Officer

Date:    February 7, 2001